UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2007
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Third Amended and Restated Limited Liability Company Agreement

EXPLANATORY NOTE
     Effective February 14, 2007, Copano Energy, L.L.C.’s (the “Company”) 3,519,126 subordinated units converted on a one-for-one basis into common units as a result of the satisfaction of the financial tests required for conversion of the subordinated units into common units, as set forth in the Company’s Second Amended and Restated Limited Liability Company Agreement dated as of November 15, 2004, as amended (the “LLC Agreement”). Additionally, on March 30, 2007, the Company effected a two-for-one split for all of its outstanding common units, which entitled each unitholder of record at the close of business on March 15, 2007, to receive one additional common unit for every common unit held on that date. As a result of these transactions, the Company amended and restated the LLC Agreement to reflect its current capital structure. A copy of the Third Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. is attached to this Current Report as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
Not applicable.
(b) Pro forma financial information.
Not applicable.
(c) Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. dated April 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: April 30, 2007	By:	/s/ Douglas L. Lawing
		Name:	Douglas L. Lawing
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. dated April 30, 2007.